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                                                                    EXHIBIT 23.3

                         INDEPENDENT AUDITOR'S CONSENT

To the Board of Directors
Brake Headquarters U.S.A., Inc.

     We hereby consent to the use in the Prospectus constituting part of the Registration Statement on Form S-1 of our report dated February 8, 1995 on the consolidated financial statements of Brake Headquarters U.S.A., Inc. as of December 31, 1994 and for the year then ended, which appear in such Prospectus. We also consent to the reference to our firm under the caption "Experts" in the Prospectus.

                                             GOLDSTEIN GOLUB KESSLER & COMPANY,
                                             P.C.

New York, New York
October 4, 1996